UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 8 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Readaboo, Inc.

(Exact Name of Registrant in its Charter)

Delaware	5961	46-5509307
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

845 Third Avenue, 6th Floor

New York, New York

(646) 495-0939

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.        ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.         ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (3)
Common Stock, $0.0001 par value per share	500,000	$0.02	$10,000	$1.29

(1) This Registration Statement covers the resale by our selling shareholders of up to 500,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders may sell their shares. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. The offering price for all the shares being registered will remain fixed for the duration of the offering.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON DECEMBER __, 2014

READABOO, INC.

500,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.02 per share. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

The selling security holders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to all shares being offered hereby.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December __, 2014

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Readaboo,” “Company,” “we,” “us” and “our” refer to Readaboo, Inc.

Plan

We are in the business of ebook subscriptions and marketing for independently published books. We maintain our website at www.readaboo.com. We plan to offer an ebook subscription to our customers for $4.99 per month which will entitle them to download up to 5 ebooks from our library of independently published titles and authors. We also plan to host book fair events across the country which will showcase independent authors and titles and will provide a venue for authors and readers to meet and interact with each other. The first of such book fairs is planned for the fourth quarter of 2014, and as of the date of this prospectus, the Company has sold exhibition slots to four authors for the book fair. We do not have written agreements with the four authors exhibiting at the book fair.

The subscription service is called a “BookBunch” and we initially plan to offer titles in the Mystery/Thriller/Suspense, Science Fiction and Fantasy, and Contemporary Fiction genres. We believe that there is a market opportunity for independent, self published books, and it is our mission to help the large number of new self-published authors reach their audience of readers via our website and via our book fairs. We believe that independent authors will use our services to expand customer discovery and engagement. We initially plan to focus on building relationships with self-published authors in the United States, but will also look to international authors in the future including in Europe, Asia and India. We plan to develop relationships with independent publishers in order to expand the number of authors and titles on our platform. Ajay Tandon, our president and sole director, plans on devoting a minimum of ten hours per week to the Company. We have not yet generated any revenues. Several authors and one independent publisher with over 100 books in their portfolio have indicated an interest to sign such agreements with the company to join the BookBunch subscription service. As of the date of this Registration Statement, we have signed an agreement with one author but have not yet signed any agreements with any publishers to join the BookBunch subscription service.

The Company, its sole officer and director, any promoters, and any affiliates of these persons do not plan to be acquired or merge with another company or enter into a change of control or similar transaction.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we have devoted significant time in pursuit of a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Where You Can Find Us

We presently maintain our principal offices at 845 Third Avenue, 6th Floor, New York, New York 10022. Our telephone number is (646) 495-0939.

1

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. Management has not had an opportunity to determine the effects of the new revenue standard as of the date of this filing, but does not expect the new standard to have a material impact on our financial statements.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	500,000 shares of common stock. This number represents 11% of our current outstanding common stock (1).

Common stock outstanding before the offering	4,500,000

Common stock outstanding after the offering	4,500,000

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.02 per share. The offering price for all the shares being registered will remain fixed for the duration of the offering.

2

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)            Based on 4,500,000 shares of common stock outstanding as of the date of this Registration Statement.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the period ended September 30, 2014 are derived from our audited annual financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statement of Operations:

For the Six Months Ended September 30, 2014
Revenues	$-
Operating expenses	$52,030
Loss from Operations	$(52,030)
Net Loss	$(52,040)
Net Loss Per Share – Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	4,500,000

Balance Sheet Data:

As of September 30, 2014
Cash and cash equivalents	$4,041
Total assets	4,041
Total current liabilities	23,809
Total stockholders' equity	(19,768)

Total Liabilities and Stockholders' Equity	$4,041

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need $25,000 per year. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period from September 11, 2013 (inception) to March 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. Management believes the going concern has continued through September 30, 2014. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

4

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

The Company was formed on September 11, 2013. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s business development with self-published authors and independent publishers, implementing the corporate infrastructure to support operations at the levels called for by the Company’s business plan, devise a marketing plan to successfully reach authors and readers for our ebook subscription and marketing services or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

THERE MAY NOT BE A WIDE ENOUGH CLIENT BASE TO SUSTAIN OUR BUSINESS.

The Company’s principal business is to engage in ebook subscription and marketing services. The Company hopes to reach authors and readers who are willing and able to utilize our services and it may be difficult to find these readers in numbers large enough to make the business model work for profitability.

WE MAY BE ACCUSED OF INFRINGING INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Other parties may claim that we infringe their proprietary rights. We may be subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us, or the payment of damages. We may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

Our digital content offerings depend in part on effective digital rights management technology to control access to digital content. If the digital rights management technology that we use is compromised or otherwise malfunctions, we could be subject to claims, and content providers may be unwilling to include their content in our service.

5

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF AJAY TANDON, OUR PRESIDENT AND SOLE DIRECTOR.

The Company will be dependent on its key executive, President and sole Director, Ajay Tandon, for the foreseeable future. The loss of the services from Ajay Tandon could have a material adverse effect on the operations and prospects of the Company. He is expected to handle all marketing and sales efforts and manage the operations. His responsibilities include developing business arrangements with self-published authors and independent publishers, directing the development of the company website, and formulating marketing materials to be used during his presentations and meetings. Another seasoned business manager with an interest in the ebook industry would be needed to run the Company if Ajay Tandon was no longer available. At this time, the Company does not have an employment agreement with Mr. Tandon, though the Company may enter into such an agreement with its president on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on Mr. Tandon. Furthermore, our viable plan to continue to exist for the 12 months following effectiveness of the offering is based on further loans from Mr. Tandon, We do not have any written or oral commitment from our President to provide any amount of additional funding and he has no obligation to provide the Company with any additional funding.

BECAUSE OUR SOLE OFFICER AND DIRECTOR IS INEXPERIENCED IN OPERATING A BUSINESS IN THE EBOOK INDUSTRY, OUR BUSINESS PLAN MAY FAIL.

Our sole officer and director does not have any specific training in running an ebook business. With no direct technical training or experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST SEVERAL LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

There are numerous established companies that offer ebook subscription services including Amazon, Oyster Books and Scribd and which have far greater financial resources than we do. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides more value with respect to self-published books and authors than the competition.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. Management has not had an opportunity to determine the effects of the new revenue standard as of the date of this filing, but does not expect the new standard to have a material impact on our financial statements.

6

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE RECENTLY ENACTED JOBS ACT AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE EXCHANGE ACT, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

7

OUR ARTICLES   OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

OUR KEY PERSONNEL MAY NOT PROVIDE MORE THAN TEN HOURS OF TIME PER WEEK TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officer, Ajay Tandon. Mr. Tandon has another job as a research analyst who provides equity research and corporate access services through his firm SeeThruEquity.  Therefore, Mr. Tandon will be required to spend less than full-time with this venture and may be limited in the amount of time he can devote to the Company.  However, he plans on devoting a minimum of ten hours per week to the Company.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $25,000 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

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As a public company, we may be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

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We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 30,000,000 shares of common stock, par value $0.0001 per share, of which 4,500,000 are currently outstanding.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTC Markets.

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IN THE EVENT A MARKET DEVELOPS FOR OUR COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

In the event a market develops for our common stock, the market price of our common stock may be highly volatile, as is the stock market in general, and the market for OTC Markets quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.02 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

THE CONCENTRATION OF OWNERSHIP OF OUR SECURITIES BY OUR CONTROLLING STOCKHOLDER CAN RESULT IN STOCKHOLDER VOTES THAT ARE NOT IN OUR BEST INTERESTS OR THE BEST INTERESTS OF OUR MINORITY STOCKHOLDERS.

Mr. Ajay Tandon owns approximately 88.89% of our outstanding voting securities, giving him controlling interest in the Company. Accordingly, Mr. Tandon has substantial control over all strategic and operational aspects of the Company’s business. As a result, Mr. Tandon will have the ability to control substantially all matters submitted to our stockholders for approval, including:

·	election of our board of directors;
·	removal of any of our directors;
·	amendment of our articles of incorporation or bylaws; and
·	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The approval of our directors and executive officers will be required to affect all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Tandon’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We cannot assure you that the interests of our management team will coincide with the interests of the investors. So long as our management team collectively controls a significant portion of our common stock, these individuals, or entities controlled by them, will continue to collectively be able to strongly influence or effectively control our decisions.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Regulation S promulgated under the Securities Act.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares of Common Stock being offered for resale by the selling security holders consist of 500,000 shares of our common stock held by 31 shareholders. Such shareholders include the holders of 500,000 shares sold in our private offering pursuant to Regulation S promulgated under the Securities Act, sold through March 2014 at an offering price of $0.02 per share.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of our registration statement, of which this prospectus is a part, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Adi Kedia	12,500	12,500	0	0%
Ajit Mehta	12,500	12,500	0	0%
Akshay Mani	12,500	12,500	0	0%
Amrish Shah	12,500	12,500	0	0%
Anil Dewan	12,500	12,500	0	0%
Arun Kuman	12,500	12,500	0	0%
Asha Rajagopalan	12,500	12,500	0	0%
Ashok Bither	25,000	25,000	0	0%
Deepak Khandelwal	12,500	12,500	0	0%
Gaurav Garoo	25,000	25,000	0	0%
Gaurav Vora	12,500	12,500	0	0%
Jeet Alang	25,000	25,000	0	0%
Kapil Shah	12,500	12,500	0	0%
Parmila Bither	25,000	25,000	0	0%
Prabhu Kumar	12,500	12,500	0	0%
Raj Garoo	25,000	25,000	0	0%
Raj Gupta	12,500	12,500	0	0%
Rakesh Malhotra	12,500	12,500	0	0%
Sameer Kaura	25,000	25,000	0	0%
Sanju Singh	25,000	25,000	0	0%
Sarita Sharma	12,500	12,500	0	0%
Shiv Rajagopalan	12,500	12,500	0	0%
Simran Alang	25,000	25,000	0	0%
Sri Reddy	12,500	12,500	0	0%
Sunil Kapoor	12,500	12,500	0	0%
Sunita Rao	12,500	12,500	0	0%
Suresh Malhotra	12,500	12,500	0	0%
Surinder Dang	12,500	12,500	0	0%
Varun Sharma	12,500	12,500	0	0%
Vikram Rao	12,500	12,500	0	0%
Virmila Shah	25,000	25,000	0	0%
TOTAL	500,000	500,000	0	0%

(1)	Based on 4,500,000 shares outstanding as of the date of this Registration Statement.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02. The offering price for all the shares being registered will remain fixed for the duration of the offering. The selling security holders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares being offered by them.

Section 4(1) of the Securities Act exempts “transactions by any person other than an issuer, underwriter, or dealer” from the registration requirements of the Act. The term “underwriter” is defined in Section 2(11) of the Securities Act as “any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking.”

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Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who are deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $46,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 30,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

We are authorized to issue 30,000,000 shares of common stock, $0.0001 par value per share. Currently we have 4,500,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

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Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing our Registration Statement, of which this Prospectus is a part, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of March 31, 2014 and for the period from September 11, 2013 (inception) to March 31, 2014 included in this prospectus and the registration statement have been audited by DKM Certified Public Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

Readaboo, LLC. was incorporated under the laws of the State of Delaware on September 11, 2013. Readaboo, LLC is a wholly owned subsidiary of Readaboo, Inc., which was incorporated under the laws of the State of Delaware on February 24, 2014. We are in the business of ebook subscriptions and marketing for independently published books. We maintain our website at www.readaboo.com . We plan to offer an ebook subscription to our customers for $4.99 per month which will entitle them to download up to 5 ebooks from our library of independently published titles and authors. We also plan to host book fair events across the country which will showcase independent authors and titles and will provide a venue for authors and readers to meet and interact with each other. The first of such book fairs is planned for the fourth quarter of 2014, and as of the date of this prospectus, the Company has sold exhibition slots to four authors for the book fair. We do not have written agreements with the four authors exhibiting at the book fair.

  We are currently a development stage company. We have not formed any material relationships or entered into any agreements with self-published authors or independent publishers. We do not currently engage in any business activities that provide cash flow. We may require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 18.

The Company’s fiscal year end is March 31. The Company’s principal executive office and mailing address is 845 Third Avenue, 6th Floor, New York, New York 10022. Our telephone number is (646) 495-0939.

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Our Business

Our subscription service is called a “BookBunch” and we initially plan to offer titles in the Mystery/Thriller/Suspense, Science Fiction and Fantasy and Contemporary Fiction genres. We believe that there is a market opportunity for independent, self published books, and it is our mission to help the large number of new self-published authors reach their audience of readers via our website and via our book fairs. We believe that independent authors will use our services to expand customer discovery and engagement. We initially plan to focus on building relationships with self-published authors in the United States, but will also look to international authors in the future including in Europe, Asia and India. We plan to develop relationships with independent publishers in order to expand the number of authors and titles on our platform.

We plan to do our first book fair in New York City in the fourth quarter of 2014, and invite self-published authors to set up booths in order to introduce their books to readers who attend the fair. We plan to charge $499 to each author for a six foot table at the book fair for book signings. We also will negotiate a percentage of the sales which the author consummates at the book fair. As of the date of this prospectus, the Company has sold exhibition slots to four authors for its first book fair. We do not have written agreements with the four authors exhibiting at the book fair.

We expect to generate revenue from sales of our subscription service to our customers for $4.99 per month. We plan to pay authors a royalty of 70% of the pro rata cost of the book sold as part of a particular BookBunch. For example, if a subscriber chooses a package that includes one book with a retail price of $2.99, and four books with a retail price of $1.99, the $2.99 author would receive a royalty of $0.95, calculated as follows: $2.99 [retail price] /$10.95[sum of retail prices of the 5 books chosen] = 0.273 0.273 x $4.99 [subscription price] = $1.36 x 70% royalty= $0.95. In addition, we plan to generate revenues from the book fairs through sales of booths to authors and a percentage of sales of books sold at our events, such percentage to be negotiated with each respective author.

The Company has devoted significant time to pursue its business plan, research the ebook market and competition, develop contact lists of self-published authors, develop contact lists of independent publishers and research the relevant industry organizations for self-published authors. In addition, the Company hired an attorney specializing in the publishing industry to draft two separate publishing agreements which the company can enter into with authors and publishers to govern the relationship between such author or publisher that agrees to join the Company BookBunch subscription service. Several authors and one independent publisher with over 100 books in their portfolio have indicated an interest to sign such agreements with the company to join the BookBunch subscription service. As of the date of this Registration Statement, we have signed an agreement with one author but have not yet signed any agreements with any publishers to join the BookBunch subscription service. The Company also has developed a beta website, and the sole director and president has spent significant amounts of time designing and developing the website as he has experience in web design and development. Finally, the Company has also investigated various venues in which to hold the Company’s first book fair for self-published authors, and has contacted numerous authors which the Company believes may be potential customers for the book fair offering of the Company. As of the date of this prospectus, the Company has sold exhibition slots to four authors for the book fair. We do not have written agreements with the four authors exhibiting at the book fair.

Target Market

Our target market for our subscription service is avid readers which we believe are generally defined in the industry as readers who read more than one book per month.

Marketing and Sales

At this early stage of our operation, our President and sole Director is expected to handle all marketing and sales efforts. His responsibilities include developing business arrangements with self-published authors and independent publishers, directing the development of the company website, and formulating marketing materials to be used during his presentations and meetings.

We plan to enter the market by developing relationships with self-published authors. We have developed an informational website that promotes our services and provides a contact function that allows prospects to email us to be considered for inclusion in our BookBunch subscription library. We also plan to develop relationships with independent publishers that may have contacts with self-published authors. We intend to develop relationships with self-published authors as follows: direct email marketing and contacting independent publishers and organizations of writers such as the National Writers Union and Self-Publishers Association in order to solicit authors to join our BookBunch platform and/or participate in our book fairs. We do not intend to promote our informational website—we say that “we have developed an information website that promotes our services” which include the BookBunch subscription service and our book fairs.

We also plan to target organizations of writers such as the National Writers Union and the Self-Publishers Association. Our plan is to arrange meetings and presentations to promote our services to members of such organizations.

Currently, we have a functioning website, www.readaboo.com, and we have begun accepting information inquiries via email. We may develop a blog to promote our services. We plan to introduce the blog via emails to opt-in prospects.

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Competition

There are a number of companies and organizations that offer ebook subscription and marketing services to authors. We plan to differentiate ourselves by focusing on the self-published authors and not authors who are working with the Big Five publishing houses. The companies that are in the ebook market include: Amazon, Smashwords, Oyster Books, Scribd, Lulu and BookBaby.

Employees

We presently have no employees apart from our sole officer and director. Our sole officer and director devotes about 10 hours per week to our affairs.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 845 Third Avenue, 6 th Floor, New York, NY 10022, and our telephone number is (646) 495-0939.  There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the office of our president and sole director’s other business, SeeThruEquity. Once our business grows and generates revenue, we will look for more office space in a separate corporate office.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 32 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

17

READABOO, INC AND SUBSIDIARY

CONTENTS

PAGE	F-2	CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2014 (UNAUDITED) AND MARCH 31, 2014

PAGE	F-3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2014 (UNAUDITED) AND THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO SEPTEMBER 30, 2013 (UNAUDITED)

PAGE	F-4	CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO SEPTEMBER 30, 2014

PAGE	F-5	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2014 (UNAUDITED) AND THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO SEPTEMBER 30 , 2013 (UNAUDITED)

PAGES	F6 - F11	NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

F - 1

Readaboo, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30, 2014	March 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash	$4,041	$7,914
Current and Total Assets	$4,041	$7,914

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$19,099	$-
Note payable - related party	2,599	1,599
Accrued Interest Payable - related party	111	43
Loan payable Deferred Revenue	2,000	-
Current and Total Liabilities	23,809	1,642

Commitments and Contingencies

Stockholders' Equity /(Deficiency)
Common stock, $0.0001 par value; 30,000,000 shares authorized, 4,500,000 shares issued and outstanding	450	450
Additional paid-in capital	64,950	38,950
Deficit accumulated during the development stage	(85,168)	(33,128)
Total Stockholders' Equity	(19,768)	6,272

Total Liabilities and Stockholders' Equity	$4,041	$7,914

See accompanying notes to financial statements

F - 2

Readaboo, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

			For the period
			From September 11, 2013
	For the Three Months Ended	For the Six Months Ended	(Inception) to
	September 30, 2014	September 30, 2014	September 30, 2013

Revenue

Operating Expenses
Professional fees	$12,278	$23,493	$-
General and administrative	13,565	28,537	3,606
Total Operating Expenses	25,843	52,030	3,606

Loss from Operations	(25,843)	(52,030)	(3,606)

Other (Expense)
Other Income	58	58	-
Interest Expense	(40)	(68)	-

NET LOSS	$(25,825)	$(52,040)	$(3,606)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.01)	$-

Weighted average number of shares outstanding during the year/period - Basic and Diluted	4,500,000	4,500,000	-

See accompanying notes to financial statements

F - 3

Readaboo, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders' Equity

For the period from September 11, 2013 (Inception) to September 30, 2014

						Deficit
					Additional	accumulated during the	Total
	Preferred Stock		Common stock		paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance September 11, 2013	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 per share)	-	-	4,000,000	400	-	-	400

Common stock issued for cash ($0.02/ per share)	-	-	500,000	50	9,950	-	10,000

In kind contribution of services	-	-	-	-	29,000	-	29,000

Net loss for the period September 11, 2013 (inception) to March 31, 2014	-	-	-	-	-	(33,128)	(33,128)

Balance, March 31, 2014 (audited)	-	-	4,500,000	450	38,950	(33,128)	6,272

In kind contribution of services	-	-	-	-	26,000	-	26,000

Net loss for the six months ended September 30, 2014	-	-	-	-	-	(52,040)	(52,040)

Balance, September 30, 2014 (unaudited)	-	$-	4,500,000	$450	$64,950	$(85,168)	$(19,768)

See accompanying notes to financial statements

F - 4

Readaboo, Inc. and Subsidiary

Consolidated Statements of Cash Flows

		For the period
		From September 11, 2013
	For the Six Months Ended	(Inception) to
	September 30, 2014	September 30, 2013
	(Unaudited)
Cash Flows Used in Operating Activities:
Net Loss	(52,040)	$(3,606)
Adjustments to reconcile net loss to net cash used in operations In-kind contribution of services	26,000	3,000
Changes in operating assets and liabilities:
Increase in accounts receivable	-	-
Increase in accounts payable and accrued expenses	19,099	-
Increase in deferred revenue	2,000	-
Increase in accrued interest payable - related party	68	-
Net Cash Used In Operating Activities	(4,873)	(606)

Cash Flows From Financing Activities:
Proceeds from loan payable- Related party	1,000	606
Proceeds from issuance of common stock, net of offering costs	-	-
Net Cash Provided by Financing Activities	1,000	606

Net Increase in Cash	(3,873)	-

Cash at Beginning of Period	7,914	-

Cash at End of Period	$4,041	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to financial statements

F - 5

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Readaboo, LLC. (the "Company") was incorporated under the laws of the State of Delaware on September 11, 2013.

Readaboo, Inc. (the "Company") was incorporated under the laws of the State of Delaware on February 24, 2014.

Collectively, Readaboo, LLC and Readaboo, Inc, makeup the consolidated company (the “Company”) as of September 11, 2013 (date of inception).

The Company is ebook subscription and marketing company focused on independent, self-published ebooks.   The company also intends to host old-fashioned book fairs across the country where you can meet new authors and hear what they have to say about their books.

(B) Basis of Presentation

The Company is in the development stage and its efforts are principally devoted to developing the business plan and raising capital. The Company has not earned any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2014, the Company has accumulated losses of approximately $85,000.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission applicable to interim financial information and with instructions to Form 10Q and Articles of Regulations S-X.. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

F - 6

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

(C) Going Concern

As reflected in the accompanying consolidated financial statements, the Company has no operations, has used cash in operations of $4,873 and has a net loss of approximately $52,000 for the six months ended September 30, 2014. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. The future success or failure of the Company is dependent primarily upon the continued efforts and financial support of management. Management has committed to provide all necessary funding needed to meet the Company’s financial obligations through the next twelve months and beyond.

(D) Principles of Consolidation

The accompanying 2014 consolidated financial statements include the accounts of Readaboo, Inc. and its wholly owned subsidiary, Readaboo, LLC (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(E) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of deferred tax assets. Actual results could differ from those estimates.

(F) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2014 the Company had no cash equivalents.

F - 7

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of September 30, 2014 there were no common share equivalents outstanding.

(H) Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company intends to launch an ebook subscription service for $4.99 per month in which the customer can pick the titles they want from a group of ebooks from the very newest and best self-published authors with which the company may strike publishing deals.  The company also intends to host old-fashioned book fairs across the country where you can meet new authors and hear what they have to say about their books, in addition to mingling with like-minded readers.  These book fairs are intended to fun-filled events with lots of giveaways and activities catered to the passionate reader who wants to discover new and exciting books that are not in the traditional limelight. The company intends to charge authors a fee of $500 (per author) to present at a book fair.

As of September 30, 2014, the Company has invoiced four (4) authors a fee of $500 for slotting fees related to a book fair to be held at the end of 2014 for which all payments have been received as of September 30, 2014. The Company has recorded the transaction as deferred revenue.

F - 8

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

(K) Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC, did not or are not believed by management, to have a material impact on the Company’s present or future financial statements.

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company has elected to adopt this guidance as of September 30, 2014.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation (Topic 718 ); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.  We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

F - 9

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 2	NOTES PAYABLE – RELATED PARTY

On February 25, 2014 the Company executed an unsecured, 6% interest bearing note, due on September 18, 2023 promissory note payable to its sole member in the amount of $1,599. On June 20, 2014, the Company borrowed an additional $1,000 under this note. For the period ended September 30, 2014, the Company accrued interest in the amount of $111.

NOTE 3	STOCKHOLDERS’ EQUITY

The Company is currently authorized to issue 30,000,000 common shares at $0.0001 par value per share.

As of September 30, 2014, 4, 500,000 shares were issued.

(A) Common Stock Issued for Cash

For the period ended March 31, 2014 the Company issued 500,000 shares of common stock for $10,000 ($0.02/share).

F - 10

READABOO, INC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

(B) In-kind Contribution of Services

For the period ended March 31, 2014, the Company recorded $29,000 to additional paid in capital as in-kind contribution of the sole members services.

For the six months ended September 30, 2014, the Company recorded $26,000 to additional paid in capital as in-kind contribution of the sole members’ services.

(C) Common Stock Issued for Services

For the period ended March 31, 2014 the Company issued 4,000,000 shares of common stock to its founder for $400 in services ($0.0001 per share) (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS

For the period ended March 31, 2014 the Company issued 4,000,000 shares of common stock to its founder for $400 in services ($0.0001 per share) (See Note 3(C)).

For the period ended March 31, 2014, the Company recorded $29,000 to additional paid in capital as in-kind contribution of the sole members services.

For the six months ended September 30, 2014, the Company recorded $26,000 to additional paid in capital as in-kind contribution of the sole members’ services.

NOTE 5	SUBSEQUENT EVENT

On October 15, 2014, the Company borrowed an additional $2,500 under the existing note due to its sole-member which was used to pay down expenses of the Company.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 4, 2014, the date the financial statements were available to be issued.

F - 11

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-13	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-14	CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2014

PAGE	F-15	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO MARCH 31, 2014.

PAGE	F-16	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO MARCH 31, 2014.

PAGE	F-17	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM SEPTEMBER 11, 2013 (INCEPTION) TO MARCH 31, 2014

PAGES	F-18 - F-22	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

F - 12

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Readaboo, Inc..

We have audited the accompanying consolidated balance sheet of Readaboo, Inc.(a development stage company) as of March 31, 2014, and the related consolidated statement of operations, stockholders’ equity, and cash flows from Inception (September 11, 2013) through March 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Readaboo, Inc. as of March 31, 2014, and the results of its operations and its cash flows for the period from Inception (September 11, 2013) through March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

April 23, 2014

PCAOB Registered
AICPA Member

F - 13

Readaboo, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheet

March 31, 2014

ASSETS

Cash	$7,914

Current and Total Assets	$7,914

LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable - related party	$1,599
Accrued Interest Payable - related party	43
Current and Total Liabilities	1,642

Commitments and Contingencies

Stockholders' Equity /(Deficiency)
Common stock, $0.0001 par value; 30,000,000 shares authorized, 4,500,000 shares issued and outstanding	450
Additional paid-in capital	38,950
Deficit accumulated during the development stage	(33,128)
Total Stockholders' Equity	6,272

Total Liabilities and Stockholders' Equity	$7,914

See accompanying notes to financial statements

F - 14

Readaboo, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statement of Operations

For the period from September 11, 2013
(inception) to March 31, 2014

Operating Expenses
Professional fees	$775
General and administrative	32,310
Total Operating Expenses	33,085

Loss from Operations	(33,085)

Other (Expense)
Interest Expense	(43)

Total Other Income / (Expense) - net	(43)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(33,128)

Provision for Income Taxes	-

NET LOSS	$(33,128)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding during the year/period - Basic and Diluted	4,034,577

See accompanying notes to financial statements

F - 15

Readaboo, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders' Equity

For the period from September 11, 2013 (Inception) to March 31, 2014

	Preferred Stock		Common stock		Additional paid-in	Deficit accumulated during the development	Total Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance September 11, 2013	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001 per share)	-	-	4,000,000	400	-	-	400

Common stock issued for cash ($0.02/ per share)	-	-	500,000	50	9,950	-	10,000

In kind contribution of services	-	-	-	-	29,000	-	29,000

Net loss for the period September 11, 2013 (inception) to March 31, 2014	-	-	-	-	-	(33,128)	(33,128)

Balance, March 31, 2014	-	$-	4,500,000	$450	$38,950	$(33,128)	$6,272

See accompanying notes to financial statements

F - 16

Readaboo, Inc. and Subsidiary

(A Development Stage Company)

Consolidated Statement of Cash Flows

For the period from September 11, 2013
(inception) to March 31, 2014

Cash Flows Used in Operating Activities:
Net Loss	$(33,128)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	29,000
Common stock issued for services - related party	400
Changes in operating assets and liabilities:
Increase in accrued interest payable - related party	43
Net Cash Used In Operating Activities	(3,685)

Cash Flows From Financing Activities:
Proceeds from loan payable- Related party	1,599
Proceeds from issuance of common stock, net of offering costs	10,000
Net Cash Provided by Financing Activities	11,599

Net Increase in Cash	7,914

Cash at Beginning of Period	-

Cash at End of Period	$7,914

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements

F - 17

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2014

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Readaboo, LLC. (a development stage company) (the "Company") was incorporated under the laws of the State of Delaware on September 11, 2013. Readaboo, LLC is a wholly owned subsidiary of Readaboo, Inc.

Readaboo, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Delaware on February 24, 2014.

Collectively, Readaboo, LLC and Readaboo, Inc, makeup the consolidated company (the “Company”) as of September 11, 2013 (date of inception).

The Company is ebook subscription and marketing company focused on independent, self-published ebooks.   The company also intends to host old-fashioned book fairs across the country where you can meet new authors and hear what they have to say about their books.

(B) Basis of Presentation

The Company is in the development stage and its efforts are principally devoted to developing the business plan and raising capital. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through March 31, 2014, the Company has accumulated losses of approximately $33,000.

(C) Going Concern

As reflected in the accompanying consolidated financial statements, the Company is in the development stage with no operations, used cash in operations of $3,685 from inception and has a net loss since inception of $33,128. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. The future success or failure of the Company is dependent primarily upon the continued efforts and financial support of management. Management has committed to provide all necessary funding needed to meet the Company’s financial obligations through the next twelve months and beyond.

F - 18

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2014

(D) Principles of Consolidation

The accompanying 2014 consolidated financial statements include the accounts of Readaboo, Inc. and its wholly owned subsidiary, Readaboo, LLC (collectively, the “Company”).  All intercompany accounts have been eliminated upon consolidation.

(E) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Significant estimates include valuation of deferred tax assets. Actual results could differ from those estimates.

(F) Fair Value Measurements and Disclosures

FASB Accounting Standards Codification (ASC) 820 “ Fair Value Measurements and Disclosures ” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

(G) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2014 the Company had no cash equivalents.

(H) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of March 31, 2014 there were no common share equivalents outstanding.

(I) Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

F - 19

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2014

March 31, 2014

Deferred tax liability	$-
Deferred tax asset

Net Operating Loss Carryforward	1,427
Valuation Allowance	(1,427)
Net deferred tax assets	-
Net deferred tax liability	-
$-

As of March 31, 2014, the Company has a net operating loss carry forward of approximately $3,728, available to offset future taxable income through March 31, 2034. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2034.

The net change in the valuation allowance for the period ended March 31, 2014 was an increase of $1,427.

The Company’s income tax expense differed from the statutory rates (federal 34% and state 6.5%) as follows:

March 31, 2014

Statutory federal rate applied to earnings before income taxes:	$(11,264)
Statutory state rate, after federal deduction, applied to earnings before taxes	$(1,421)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	1,427
Non-deductible expenses	11,258
Income Tax Expense	-

F - 20

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2014

The Company’s federal income tax returns for the period ended March 31, 2014 remain subject to examination by the Internal Revenue Service as of March 31, 2014.

The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the period from inception through March 31, 2014.

(J) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(K) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company intends to launch an ebook subscription service for $4.99 per month in which the customer can pick the titles they want from a group of ebooks from the very newest and best self-published authors with which the company may strike publishing deals.  The company also intends to host old-fashioned book fairs across the country where you can meet new authors and hear what they have to say about their books, in addition to mingling with like-minded readers.  These book fairs are intended to fun-filled events with lots of giveaways and activities catered to the passionate reader who wants to discover new and exciting books that are not in the traditional limelight. The company intends to charge authors a fee of $500 (per author) to present at a book fair.

(L) Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC, did not or are not believed by management, to have a material impact on the Company’s present or future financial statements.

NOTE 2	NOTES PAYABLE – RELATED PARTY

On February 25, 2014 the Company executed an unsecured, 6% interest bearing note, due on September 18, 2023 promissory note payable to its sole member in the amount of $1,599. For the period ended March 31, 2014, the Company accrued interest in the amount of $43.

NOTE 3	STOCKHOLDERS’ EQUITY

The Company is currently authorized to issue 30,000,000 common shares at $0.0001 par value per share.

As of March 31, 2014, 4, 500,000 shares were issued.

F - 21

READABOO, INC AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2014

(A) Common Stock Issued for Cash

For the period ended March 31, 2014 the Company issued 500,000 shares of common stock for $10,000 ($0.02/share).

(B) In-kind Contribution of Services

For the period ended March 31, 2014, the Company recorded $29,000 to additional paid in capital as in-kind contribution of the sole members services.

(C) Common Stock Issued for Services

For the period ended March 31, 2014 the Company issued 4,000,000 shares of common stock to its founder for $400 in services ($0.0001 per share) (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS

For the period ended March 31, 2014 the Company issued 4,000,000 shares of common stock to its founder for $400 in services ($0.0001 per share) (See Note 3(C)).

For the period ended March 31, 2014, the Company recorded $29,000 to additional paid in capital as in-kind contribution of the sole members services.

NOTE 5	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 6, 2014, the date the financial statements were issued.

F - 22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and our proposed business plan is not yet fully operational. We are finalizing our business plan and working to obtain our first client but have not yet engaged any clients.

We are in the business of ebook subscriptions and marketing for independently published books. We maintain our website at www.readaboo.com . We plan to offer an ebook subscription to our customers for $4.99 per month which will entitle them to download up to 5 ebooks from our library of independently published titles and authors. We also plan to host book fair events across the country which will showcase independent authors and titles and will provide a venue for authors and readers to meet and interact with each other. The first of such book fairs is planned for the fourth quarter of 2014, and as of the date of this prospectus, the Company has sold exhibition slots to four authors for the book fair. We do not have written agreements with the four authors exhibiting at the book fair.

The subscription service is called a “BookBunch” and we initially plan to offer titles in the Mystery/Thriller/Suspense, Science Fiction and Fantasy and Contemporary Fiction genres. We believe that there is a market opportunity for independent, self published books, and it is our mission to help the large number of new self-published authors reach their audience of readers via our website and via our book fairs. We believe that independent authors will use our services to expand customer discovery and engagement. We initially plan to focus on building relationships with self-published authors in the United States, but will also look to international authors in the future including in Europe, Asia and India. We plan to develop relationships with independent publishers in order to expand the number of authors and titles on our platform.

We plan to do our first book fair in New York City in the fourth quarter of 2014, and invite self-published authors to set up booths in order to introduce their books to readers who attend the fair. We plan to charge $499 to each author for a six foot table at the book fair for book signings. We also will negotiate a percentage of the sales which the author consummates at the book fair. As of the date of this prospectus, the Company has sold exhibition slots to four authors for its first book fair. We do not have written agreements with the four authors exhibiting at the book fair.

We expect to generate revenue from sales of our subscription service to our customers for $4.99 per month. We plan to pay authors a royalty of 70% of the pro rata cost of the book sold as part of a particular BookBunch. For example, if a subscriber chooses a package that includes one book with a retail price of $2.99, and four books with a retail price of $1.99, the $2.99 author would receive a royalty of $0.95, calculated as follows: $2.99 [retail price] /$10.95[sum of retail prices of the 5 books chosen] = 0.273 0.273 x $4.99 [subscription price] = $1.36 x 70% royalty= $0.95. In addition, we plan to generate revenues from the book fairs through sales of booths to authors and a percentage of sales of books sold at our events, such percentage to be negotiated with each respective author.

By March 2015, we plan to contact authors who are self-published to establish relationships whereby they join our subscription service library as well as agree to participate in our book fair events. We have begun contacting self-published authors to gauge their interest in joining our subscription service library. Several authors and one independent publisher have indicated an interest in joining our subscription service platform. As of the date of this Registration Statement, we have signed an agreement with one author but have not yet signed any agreements with any publishers to join the BookBunch subscription service. In the next six months, we will reach out to more authors to ascertain their interest in our services and present our company to them if so desired.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

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Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the period ended September 30, 2014 we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Basis of Presentation and Organization

Readaboo, LLC. (a development stage company) was incorporated under the laws of the State of Delaware on September 11, 2013. Readaboo, LLC is a wholly owned subsidiary of Readaboo, Inc.

Readaboo, Inc. (a development stage company) was incorporated under the laws of the State of Delaware on February 24, 2014.

Collectively, Readaboo, LLC and Readaboo, Inc, makeup the consolidated company as of September 11, 2013 (date of inception).

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company intends to launch an ebook subscription service for $4.99 per month in which the customer can pick the titles they want from a group of ebooks from the very newest and best self-published authors with which the company may strike publishing deals.  The Company also intends to host old-fashioned book fairs across the country where you can meet new authors and hear what they have to say about their books, in addition to mingling with like-minded readers.  These book fairs are intended to fun-filled events with lots of giveaways and activities catered to the passionate reader who wants to discover new and exciting books that are not in the traditional limelight. The Company intends to charge authors a fee of $499 (per author) to present at a book fair.

19

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from September 11, 2013 (Inception) to September 30, 2014.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2014, the carrying value of loans from the CEO approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from September 11, 2013 (Inception) to September 30, 2014. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. Management has not had an opportunity to determine the effects of the new revenue standard as of the date of this filing, but does not expect the new standard to have a material impact on our financial statements.

20

Results of Operations

For the Six Months Ended September 30, 2014
Revenues	$-
Operating expenses	$52,030
Loss from Operations	$(52,030)
Net Loss	$(52,040)
Net Loss Per Share – Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	4,500,000

For the three and months ended September 30, 2014 and from September 11, 2013 (Inception) to September 30, 2013

Revenue

We have not generated any revenues as of the date of this Registration Statement.

Expenses

Our operating expenses for the three and six months ended September 30, 2014 were $25,843 and $52,030, respectively. Expenses for the period from September 11, 2013 (inception) to September 30, 2013 totaled $3,606. The majority of the expenses incurred during the six months ended September 30, 2014 consisted of corporate filings and start-up costs and $26,000 of in-kind contribution of services from our CEO. For the period from September 11, 2013 (inception) to September 30, 2013, the in-kind contribution of services from our CEO was $3,000.

Net Loss

As a result of the factors described above, our net loss for the three and six months ended September 30, 2014 was $25,825 and $52,040, respectively, compared to $3,606 for the period from September 11, 2013 (inception) to September 30, 2013.

For the period from September 11, 2013 (Inception) to March 31, 2014

Revenue

For the period from September 11, 2013 (inception) to March 31, 2014 we had $0 in revenue. We did not generate any revenue during this period because we were setting up all our corporate documents and beginning our business.

Expenses

Expenses for the period from September 11, 2013 (inception) to March 31, 2014 totaled $33,128. The majority of the expenses incurred during the period consisted of corporate filings and start-up costs and $29,000 of in-kind contribution of services from our CEO.

Net Loss

As a result of the factors described above, our net loss for the period ended March 31, 2014 was $33,128.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for legal, accounting and audit fees. The following trends are reasonably likely to result in a material decrease in our liquidity in the near term:

¨	Development of a consumer facing website
¨	Exploration of potential marketing and advertising opportunities, and
¨	The cost of being a public company

Our net revenues are not sufficient to fund our operating expenses. At September 30, 2014, we had a cash balance of $4,041 and a working capital deficit of $19,768. Since inception, we raised $10,000 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2014.  Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Our viable plan to continue existence for at least 12 months following effectiveness of our registration statement is based upon further loans from our President and Sole Director as well as our continued efforts to generate revenue from sales of our BookBunch subscription service and/or book fair services to authors. Our past operations have been funded by loans from our President and Sole Director. We do not have any written or oral commitment from our President to provide any amount of additional funding and he has no obligation to provide the Company with any additional funding.

21

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Our business plan within 12 months is outlined below:

In the next twelve months, our business plan is focused on adding authors to our subscription service as well as selling BookBunches to readers and book fair services to authors. In order to accomplish these goals, the key element is the ability to add authors to our subscription service library. This will require us to have a fully developed website with payment processing functionality in order to be able to collect credit card payments from readers interested in purchasing our subscription BookBunch service as well as the functionality of adding authors’ books in ebook formats to the backend of our website. We estimate the development costs of creating such a website to be $50,000. Our ability to make sales of BookBunch subscriptions depends in significant part on our ability to further develop our website. We plan to fund the development of our website by raising capital and/or obtaining further loans from our President. We do not have any written or oral commitment from our President to provide any amount of additional funding and he has no obligation to provide the Company with any additional funding.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.  At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Markets, for which there is no assurance. Even if we obtain a quotation on the OTC Markets, there is no assurance that additional capital through debt or equity offerings or through private placements will be available to us on commercially reasonable terms, or at all. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and director as of the date of our registration statement, of which this prospectus is a part. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Ajay Tandon	37	President and Sole Director

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Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ajay Tandon, President and Sole Director

Mr. Tandon has been President of the Company since inception.  From 2011 to present, he has also served as the Chief Executive Officer of SeeThruEquity, LLC, an independent equity research firm. From 2009 to 2011, Mr. Tandon served as President and Chief Financial Officer of Emissary Capital Group, LLC. Prior to that, Mr. Tandon held roles at Maxim Group LLC, Dealogic (Holdings) PLC, and IBM Global Services. Mr. Tandon earned his Bachelor of Arts degree from Cornell University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ajay Tandon, President and	2014	$29,000	0	400	(2)	0	0	0	0	$29,400
Sole Director	2013	$0	0	0		0	0	0	0	$0

(1)	The Company recorded $29,000 to additional paid in capital as in-kind contribution of Mr. Ajay Tandon’s services.
(2)	Mr. Ajay Tandon received 4,000,000 shares of the Company’s common stock for $400 in services as founders shares

Option Grants

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

23

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of our registration statement, of which this prospectus is a part, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Ajay Tandon 845 Third Avenue, 6th Floor New York, NY 10022	4,000,000	88.89%

All Executive Officers and Directors as a group (1 person)	4,000,000	88.89%

(1)	Based on 4,500,000 shares of common stock outstanding as of the date of this Registration Statement.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

As of September 30, 2014 the Company owed $2,616  to its sole director and President for working capital loans.

On February 25, 2014, the Company issued 4,000,000 shares of its common stock to its sole Director and President for $400 in services as founders shares.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Independence of The Board Of Directors

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

We intend to list our common stock on the OTC Markets. For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Applying corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that none of our directors are independent. This does not constitute an independent board of directors.

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Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

READABOO, INC.

500,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is December __, 2014

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$1.29
Federal Taxes	$0
State Taxes and Fees	$500
Transfer Agent Fees	$0
Accounting fees and expenses	$11,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$46,501.29

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

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Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on September 11, 2013. In connection with incorporation, we issued 4,000,000 shares of common stock to our founder for $400 in services as founders shares. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February and March 2014, we sold through a Regulation S offering a total of 500,000 shares of common stock to 31 investors, at a price per share of $0.02 for an aggregate offering price of $10,000. The above securities were not registered under the Securities Act. These securities qualified for exemption under Regulation S promulgated under the Securities Act because the offer or sale occurred in an “offshore transaction” and no “directed selling efforts” were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. We made this determination based on the representations of the investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from. Additionally, no offering of the securities has or will be made to a US person for a period of six months from the closing date of the offering. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Regulation S of the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1 (1)	Articles of Incorporation
3.2 (1)	By-Laws
4.1 (2)	Unsecured Promissory Note, dated February 25, 2014
5.1 (5)	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1 (3)	Form of Author Agreement.
10.2 (4)	Author Agreement, by and between the Company and Joseph Nassise, dated October 18, 2013.
23.1	Consent of DKM Certified Public Accounts
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed on May 6, 2014.
(2)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed on June 25, 2014.

(3)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed on July 25, 2014.
(4)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed on September 30, 2014.
(5)	Previously filed as an exhibit to our Registration Statement on Form S-1, filed on October 31, 2014.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 30, 2014.

READABOO, INC.

By:	/s/ Ajay Tandon
Ajay Tandon
President and Sole Director (Duly Authorized, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ajay Tandon	Chief Executive Officer, Director	December 30, 2014
Ajay Tandon	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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